Exhibit 22.1

List of Guarantor Subsidiaries

The following subsidiaries of CoreCivic, Inc. (the "Issuer") are guarantors of the Issuer's (i) 5.0% Senior Notes due 2022; (ii) 4.625% Senior Notes due 2023; and (iii) 4.75% Senior Notes due 2027:

ACS Corrections of Texas, L.L.C., a Texas limited liability company

Alex City SSA, LLC, a Kentucky limited liability company

Avalon Corpus Christi Transitional Center, LLC, a Texas limited liability company

Avalon Correctional Services, Inc., a Nevada corporation

Avalon Transitional Center Dallas, LLC, a Texas limited liability company

Avalon Tulsa, L.L.C., an Oklahoma limited liability company

BG INS, LLC, a Kentucky limited liability company

BG SSA, LLC, a Kentucky limited liability company

Campbellsville SSA, LLC, a Kentucky limited liability company

Carver Transitional Center, L.L.C., an Oklahoma limited liability company

CCA Health Services, LLC, a Tennessee limited liability company

CCA International, LLC, a Delaware limited liability company

CCA South Texas, LLC, a Maryland limited liability company

CoreCivic, LLC, a Delaware limited liability company

CoreCivic Government Solutions, LLC, a Maryland limited liability company

CoreCivic of Tallahassee, LLC, a Maryland limited liability company

CoreCivic of Tennessee, LLC, a Tennessee limited liability company

CoreCivic TRS, LLC, a Maryland limited liability company

Correctional Alternatives, LLC, a California limited liability company

Correctional Management, Inc., a Colorado corporation

EP Horizon Management, LLC, a Texas limited liability company

Fort Worth Transitional Center, L.L.C., an Oklahoma limited liability company

Green Level Realty, LLC, a Colorado limited liability company

National Offender Management Systems, LLC, a Colorado limited liability company

Prison Realty Management, LLC, a Tennessee limited liability company

Recovery Monitoring Solutions Corporation, a Texas corporation.

Rocky Mountain Offender Management Systems, LLC, a Colorado limited liability company

Southern Corrections System of Wyoming, L.L.C., an Oklahoma limited liability company

Technical and Business Institute of America, LLC, a Tennessee limited liability company

Time To Change, Inc., a Colorado corporation

TransCor America, LLC, a Tennessee limited liability company

Turley Residential Center, L.L.C., an Oklahoma limited liability company